Exhibit 99.5

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of ACNB Corporation, and any amendments thereto, as a person who is proposed to become a member of the Board of Directors of ACNB Corporation (or its successor) in connection with the merger of ACNB Corporation and Frederick County Bancorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

October 16, 2019	/s/ Kimberly S. Chaney
Kimberly S. Chaney